UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14c INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☐   Preliminary Information Statement
☐   Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))
☑   Definitive Information Statement
GREEN EARTH TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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GREEN EARTH TECHNOLOGIES, INC.
PO Box 4644
Greenwich, Connecticut 06831
(203) 918-1894
NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
and
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 AM, EASTERN TIME, TUESDAY, JANUARY 26, 2016

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Green Earth Technologies, Inc., a Delaware corporation (the “Company”, "we", "us" or "our"), has approved, and the holders of more than a majority of the outstanding shares of our common stock, par value $.001 per share (“Common Stock”) have executed a written consent approving the following:

1.	The re-election of Walter Raquet as a Class I director to serve until the 2018 annual meeting of the Company’s stockholders or until his successor has been elected and qualified;

2.	An amendment of the Company’s certificate of incorporation to increase the number of shares of Common Stock authorized from 500,000,000 to 750,000,000 shares; and

3.	The appointment, on an advisory basis, of Friedman LLP as our independent auditors for fiscal year 2016.

The accompanying Information Statement, which describes the above corporate actions in more detail, is being furnished for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Under the Delaware General Corporation Law and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of our outstanding Common Stock is sufficient under the Delaware General Corporation Law and our bylaws to approve the actions described above. Accordingly, the actions described above will not be submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effected until at least twenty (20) calendar days after the mailing of the Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This letter is the notice required by Section 228(e) of the Delaware General Corporation Law. We will first mail the Information Statement and a copy of our annual report for the fiscal year ended June 30, 2015, on or about December 11, 2015 to stockholders of record as of the Record Date (as defined below).

In addition, you are invited to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, which will be held at 10:00 a.m. Eastern Time on Tuesday, January 26, 2016 at 106 Gaither Drive, Mt. Laurel, NJ 08054.  Stockholders of record of Common Stock at the close of business on December 7, 2015, the record date set by the Board of Directors (the “Record Date”), are entitled to notice of, and to attend, the Annual Meeting and at any adjournment or postponements thereof.

By Order of the Board of Directors,

/s/ David Buicko
David Buicko,
Chairman of the Board

Greenwich, Connecticut
December 11, 2015

* * * * * * *
Important Notice Regarding Internet Availability of Materials for the
Annual Meeting to Be Held on Tuesday, January 26, 2016.

The materials for the Annual Meeting, including the Annual Report and the Information Statement are available at http://www.getg.com

* * * * * * *

GREEN EARTH TECHNOLOGIES, INC.
PO Box 4644
Greenwich, Connecticut 06831
(203) 918-1894

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Green Earth Technologies, Inc., a Delaware corporation (“the Company”, “we”, “us” or “our”), is sending you this Information Statement for the purposes of (i) informing our stockholders in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the actions taken by our Board of Directors (the “Board”) and by Majority Written Consent (as defined below) and (ii) inviting our stockholders of record of common stock, par value $.001 per share (“Common Stock”) at the close of business on December 7, 2015, the record date set by the Board (the “Record Date”) to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, which will be held at 10:00 a.m. Eastern Time on Tuesday, January 26, 2016 at 106 Gaither Drive, Mt. Laurel, NJ 08054, or any adjournment or postponements thereof.

We will first mail this Information Statement together with a copy of our annual report for the fiscal year ended June 30, 2015, as amended (“Annual Report”), on or about December 11, 2015 to stockholders of record as of the Record Date.  Pursuant to Rule 14c-2 under the Exchange Act, the corporate actions will not be effected until at least twenty (20) calendar days after the mailing of the Information Statement to our stockholders.

What actions were taken by the written consent?

Our Board has, and stockholders holding at least a majority of the issued and outstanding shares of our Common Stock have, approved, by written consent, the following:

1.
The re-election of Walter Raquet as a Class I director to serve until the 2018 annual meeting of the Company’s stockholders or until his successor has been elected and qualified (“Election of Director”);

2.	An amendment of the Company’s certificate of incorporation to increase the number of shares of Common Stock authorized from 500,000,000 to 750,000,000 shares (“Charter Amendment”); and

3.	The appointment, on an advisory basis, of Friedman LLP (“Friedman”) as our independent auditors for fiscal year 2016 (“Appointment of Auditors”).

Additional information regarding the Election of Director, Charter Amendment and Appointment of Auditors (collectively, the “Consent Items”) are set forth below.

How many shares were voted for the actions?

The Consent Items were unanimously approved by our Board pursuant to action taken by written consent dated November 20, 2015, and by the written consent of a majority of the holders of our outstanding shares of Common Stock as of the Record Date (“Majority Written Consent”). The approval of the Consent Items by our stockholders requires the written consent of the holders of at least a majority of our outstanding shares of Common Stock as of the Record Date.  As of the Record Date 306,718,970 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote. The holders of 172,420,984 shares of Common Stock, representing approximately 56.2% of the shares of Common Stock entitled to vote on the Record Date, executed the Majority Written Consent.

Under Delaware General Corporation Law and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of our outstanding Common Stock is sufficient under the Delaware General Corporation Law and our bylaws to approve the Consent Items.  Consequently, no further stockholder action is required.

Am I entitled to dissenter's rights?

The Delaware General Corporation Law does not provide for dissenter's rights for any of the Consent Items.

What is the purpose of the Annual Meeting?

Although all of the Consent Items were approved by Majority Written Consent and no further stockholder action will be required at the Annual Meeting, the Board determined it prudent to convene the Annual Meeting to, among other things:

●	discuss with stockholders the Company’s financial performance for the year ended June 30, 2015;
●	give stockholders an opportunity to ask questions regarding the Company’s financial performance for the year ended June 30, 2015 and its business strategy for fiscal 2016; and
●	meet the requirements under Delaware General Corporation Law and the Company’s bylaws to hold an annual meeting.

ELECTION OF DIRECTORS

The Board is divided into three classes, Class I, Class II and Class III.  Each class of directors serves for a three-year term with one class of directors being elected by our stockholders annually.  The Board currently consists of three members (each a “Director” and collectively, the “Directors”) including Walter Raquet, a Class I Director, and David Buicko and Humbert Powell, Class II Directors. The Class III director seat is vacant.  On the Record Date, Mr. Raquet was re-elected by Majority Written Consent to serve until 2018 and until his successor is elected and qualified.  His re-election as a Class I Director will be effective twenty (20) calendar days after the mailing of the Information Statement to our stockholders.

DIRECTORS AND EXECUTIVE OFFICERS

The names, ages and titles of our executive officers and directors, as of the Record Date, are as follows:

Name	Age	Position
David Buicko (2)(6)	62	Class II Director, Chairman of the Board
Humbert Powell III (3)(6)	76	Class II Director
Walter Raquet (4)(5)(1)	70	Class I Director, Chief Executive Officer and President

(1) Walter Raquet replaced Jeffrey Loch as President upon his termination on June 16, 2015 and assumed the role of principal financial officer upon the resignation of Greg Adams as our Chief Financial Officer and Chief Operating Officer on July 26, 2015.
(2)   Audit Committee Chair.
(3)   Member of the Compensation Committee.
(4)   Member of the Audit Committee.
(5)   Compensation Committee Chair.
(6)   Term as Director expires at the 2016 annual meeting of stockholders.

______________

Non-Employee Directors

David M. Buicko has been our Chairman of the Board since May 2011 and a Director since September 2010.  Since 1986, Mr. Buicko has been the chief operating officer of the Galesi Group, a leading industrial real estate developer in the Northeast and owner of one of the largest, third-party logistics companies in the region.  He is responsible for the day to day operations of the Galesi Group’s operating divisions including commercial real estate, industrial parks, and distribution and logistics.  Mr. Buicko is a member of a variety of local, professional, economic development and charitable organizations and is currently a director and past chairman of the Center for Economic Growth, a regional economic development organization. Mr. Buicko was selected by Governor Cuomo to serve as a member of the Capital Regional Economic Development Council.  He also serves on the board of numerous privately held companies in the real estate industry.  Mr. Buicko is a certified public accountant and a graduate of Siena College where he received a B.B.A. degree in Accounting in 1975.  Mr. Buicko was selected as a director because of his background and experience in senior management, which provides the Board with valuable management and leadership skills and insight into our business.

Humbert Powell III  has been a Director since November 2008.  Mr. Powell is the Senior Vice President at Wunderlich Securities a regional Investment banking firm headquartered in Memphis Tennessee with 18 offices located in the states.  Mr. Powell served as Chairman of Marleau, Lemire USA and Vice Chairman of Marleau, Lemire Securities, Inc. during the years 1994-1996. Prior to his employment with Marleau, Lemire, he served as a Senior Managing Director in the Corporate Finance Department of Bear Stearns & Co., 1984-1994, with responsibilities for the Investment Banking effort both domestic and international. Prior to his employment with Bear Steams in 1984, Mr. Powell served as a Senior Vice President and Director of E.F. Hutton & Co., where he was employed in various capacities for 18 years. He is also a Director of several public and private companies and a trustee of Salem International University.  Mr. Powell was selected as a director because of his depth of knowledge of the investment banking sector, which provides the Board with extensive insight and a perspective on financing, growth and acquisition strategies.

Employee Directors and Officers

Walter Raquet has been a Director since June 2012 and was appointed our Chief Executive Officer and President in June 2015.  From May 2014 to June 2015, Mr. Raquet served as our Interim Chief Executive Officer.  Mr. Raquet currently serves on the advisory board of Atmosair, an innovative clean air company with 6,500 installations.  He is currently a director for Liquid Holdings Group, LLC (LIQD).  He was Chairman of WR Platform Advisors LP, a technology platform and service provider of managed accounts for hedge fund investments from 2004 to 2011.  Mr. Raquet was also a co-founder of Knight Securities.  He served as Knight’s Chief Operating Officer from its inception in 1995 until 2000 and as its Executive Vice President from 1998 through 2002. He also served as a member of Knight’s board of directors from 1995 through 2002.  Prior to Knight, Mr. Raquet was a Senior Vice President with Spear, Leeds & Kellogg/Troster Singer and a Partner at Herzog Heine & Geduld, Inc., where he directed the firm's technology and marketing efforts. Also, Mr. Raquet was Corporate Controller for PaineWebber Incorporated, Executive Vice President of Cantor Fitzgerald and Controller for Weeden & Co. Mr. Raquet is a certified public accountant and practiced at the accounting firm of Price Waterhouse. Mr. Raquet received a B.S. degree in Accounting from New York University.  Mr. Raquet was selected as a director because we believe that his background and experience provides the Board with a perspective on corporate finance matters.

Family Relationships

None of the directors or executive officers are related by blood, marriage or adoption.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

Board Meetings

The Board met eight times during fiscal 2015.  A majority of the directors attended all of the meetings of the Board. All persons who were directors during fiscal 2015 attended at least 75% of these meetings. Absent special circumstance, each director is expected to attend the Annual Meeting.

Committees Established by the Board

The Board established an Audit Committee and a Compensation Committee.

Audit Committee. The members of the Audit Committee members are David Buicko, who serves as chairperson, and Walter Raquet.  The Board has determined that Mr. Buicko is the “audit committee financial expert,” as that term is defined in Item 407(d) (5) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with auditors and audits of financial statements.  Specifically, the Audit Committee’s responsibilities include the following:

●	selecting, hiring and terminating our independent auditors;

●	evaluating the qualifications, independence and performance of our independent auditors;

●	approving the audit and non-audit services to be performed by the independent auditors;

●	reviewing the design, implementation and adequacy and effectiveness of our internal controls and critical policies;

●	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and other accounting matters;

●	with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations; and

●	preparing the report that the U.S. Securities Exchange Commission (the “SEC”) requires in our annual proxy statement.

A copy of the Audit Committee charter has been posted on our website at www.getg.com.  The Audit Committee met four times during the 2015 fiscal year.

Compensation Committee.  The current members of the Compensation Committee members are Walter Raquet, who serves as chairperson, and Humbert Powell.

The Compensation Committee assists the Board in determining the development plans and compensation of our officers, directors and employees.  Specific responsibilities include the following:

●	determining the compensation (including, base salary and bonus) and benefits payable to our Chief Executive Officer;

●	determining, approving and/or recommending to the Board, the compensation and benefits payable to our other executive officers;

●	reviewing the performance objectives and actual performance of our officers; and

●	administering our stock option and other equity and incentive compensation plans.

The Chief Executive Officer may not be present during any deliberations on his compensation.

A copy of the Compensation Committee charter has been posted on our Web site at www.getg.com.  The Compensation Committee met two times during the 2015 fiscal year.

Code of Ethics

We have adopted a Code of Ethics, which applies to all directors, officers and employees.  A copy of the Code of Ethics is available on our website under the heading “Investor Quick Facts.”  We intend to make available on our website any future amendments or waivers to our Code of Ethics within four business days after any such amendments or waivers.

Disclosure of Director Qualifications

In lieu of a nominating committee, the Board is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a Board.  The Board regularly reviews its membership composition in light of our changing requirements, assesses its own performance, and the feedback from stockholders and other key constituencies.

In identifying and recommending nominees for positions on the Board, the Board places primary emphasis on the following:  (i) a candidate’s judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) a candidate’s business or other relevant experience; and (iii) the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other members of the Board will build a board of directors that is effective, collegial and responsive to our needs.

In addition, the Board seeks to include a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that it confronts.  These individual qualities can include matters like experience in our industry, technical experience (for example, financial or technological expertise), experience gained in situations comparable to ours (e.g., financial service companies, growth companies, and companies that grow through acquisitions), leadership experience, and relevant geographical experience.

Stockholders who wish to recommend director candidates for consideration by the Board may do so by mailing a written recommendation to the Board in accordance with the procedures set forth in the section entitled “Stockholder Communication with the Board of Directors” appearing elsewhere in this Information Statement.  Such recommendation must include the following information as of the date of recommendation:

●	the name and address of the stockholder submitting the recommendation, the beneficial owner, if any, on whose behalf the recommendation is made and the director candidate;

●
the class and number of shares of our Common Stock the stockholder owns beneficially and of record and, in the case where the stockholder is the record owner but not the beneficial owner, the name of the beneficial owner, including the holding period for such shares;

●	full biographical information concerning the director candidate, including a statement about the candidate’s qualifications; and

●	a written consent of the candidate (1) to be named in the Company’s proxy statement and stand for election if nominated by the Board and (2) to serve if appointed by the stockholders.

Board Leadership Structure

Mr. Buicko has served as Chairman of the Board since May 2011.  Each year, the Board evaluates our leadership structure and determines the most appropriate structure for the coming year based upon its assessment of our position, strategy, and our long term plans.  The Board also considers the specific circumstances we face and the characteristics and membership of the Board.  At this time, the Board has determined that having Mr. Buicko serve as Chairman of the Board is in the best interest of our stockholders.

 The Board’s Oversight of Risk Management

The Board recognizes that companies face a variety of risks, including credit risk, liquidity risk, strategic risk, and operational risk.  The Board believes an effective risk management system will (1) timely identify the material risks that we face, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into our decision-making.  The Board encourages and management promotes a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations.  The Board also continually works, with the input of our management and executive officers, to assess and analyze the most likely areas of future risk for us.

Director Independence

The Board has determined that Messrs. Powell and Buicko, independent as that term is defined in the listing standards of The NASDAQ Stock Market (the “Nasdaq”), although Mr. Buicko may not be deemed “independent” for audit committee purposes if the Company were to be listed on Nasdaq.  Generally, a director is considered independent as long as he or she does not have a relationship with us or management that would interfere with the exercise of independent judgment in carrying out the director’s responsibilities.

In determining director independence, the Board considered the compensation paid to Messrs. Powell and Buicko for the year ended June 30, 2015, disclosed in “Director Compensation” below, and determined that such compensation was for services rendered to the Board and therefore did not impact their ability to continue to serve as independent directors.

Stockholder Communication with the Board of Directors

The Board has established a process to receive communications from stockholders.  Stockholders and other interested parties may contact any or all Directors, or the non-management Directors as a group, by mail or electronically.  To communicate with the Board, any individual Director or any group of Directors, correspondence should be addressed to the Board or any such individual directors or group of directors by either name or title.  All such correspondence should be sent “c/o Corporate Secretary” at Green Earth Technologies, Inc., PO Box 4644, Greenwich, Connecticut 06831.  All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Directors.  Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board will be forwarded promptly to the addressee.  In the case of communications to the Board or any group of Directors, the Corporate Secretary will make sufficient copies of the contents to send to each Director who is a member of the group to which the envelope or e-mail is addressed.

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the outstanding shares of Common Stock as of the Record Date by: (i) each person who we know owns beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and director nominee, (iii) each of the Named Executive Officers in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percent of Class(2)
Executive Officers:
Jeffrey Loch	-	(3)	-
Greg D. Adams	5,489,583	(4)	1.8%
Walter Raquet	64,881,730	(5)	18.6%
Non-Employee Directors:
Humbert Powell	750,000	(6)	*
David Buicko	1,954,250	(7)	*
All directors and executive officers as a group (5 persons)	73,075,563	(8)	20.6%
5% Stockholders:
Paul Andrecola	112,090,103	(9)	36.5%
Francesco Galesi	86,338,970	(10)	24.2%
D&L Partners	31,463,463	(11)	9.6%

   * Less than 1%

(1)	Unless otherwise provided herein, the address of the persons named is c/o Green Earth Technologies, Inc., PO Box 4644 Greenwich CT 06831.
(2)
According to the rules and regulations of the SEC, shares that a person has a right to acquire within 60 days of the Record Date are deemed to be beneficially owned by such person and are deemed to be outstanding only for the purpose of computing the percentage ownership of that person and, in the case of an officer or director, for the purpose of computing the percentage ownership of officers and directors as a group.  Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned.  As of the Record Date, 306,718,970 shares of Common Stock were outstanding.

(3)	Mr. Loch ceased to be a director or executive officer of the Company in June 2015. As result all compensatory stock options issued to Mr. Loch expired by their own terms in September 2015.
(4)	Includes 4,564,583 shares of Common Stock underlying immediately exercisable options.
(5)
Includes 34,025,000 shares issuable upon exercise of conversion rights with respect to $2,954,000 aggregate principal amount of our 6.0% convertible debentures due March 31, 2016, 8,274,706 shares issuable upon exercise of warrants having an exercise price of $0.14-$0.21 per share expiring various dates between December 31, 2016 and March 31, 2019 and 150,000 shares of Common Stock underlying immediately exercisable options.

(6)	Includes 750,000 shares of Common Stock underlying immediately exercisable options.
(7)	Includes 450,000 shares of Common Stock underlying immediately exercisable options.
(8)	Includes an aggregate of 14,189,289 shares of Common Stock underlying immediately exercisable options and warrants.
(9)	Mr. Andrecola’s business address is 106 Gaither Drive, Mt. Laurel, New Jersey 080504.
(10)
Includes 39,583,333 shares issuable upon exercise of conversion rights with respect to $3,775,000 aggregate principal amount of our 6.0% convertible debentures due March 31, 2016 and 11,011,030 shares issuable upon exercise of warrants having an exercise price of $0.14 -$0.21 per share expiring various dates between December 31, 2016 and March 31, 2019.

(11)
Includes 16,541,667 shares issuable upon exercise of conversion rights with respect to $1,865,000 aggregate principal amount of our 6.0% convertible debentures due March 31, 2016, 5,229,411 shares issuable upon exercise of warrants having an exercise price of $0.14-$.021 per share expiring various dates between December 31, 2016 and March 31, 2019.

______________

As of the Record Date, we were not aware of any pledges of Common Stock which may at a subsequent date result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Corporate Governance

The Board has adopted a resolution that, in the future, any transactions between us and another person or entity who is deemed to be an “affiliate” or a related party must be approved by a majority of our disinterested directors.

Transactions with Related Parties

In May 2014, we entered into an Intellectual Property Exclusive License and Distribution Agreement with InventeK Colloidal Cleaners, LLC (“Inventek”) and Dr. Paul N. Andrecola (“Dr. Andrecola”) (collectively, Inventek and Dr. Andrecola are referred to as the “Inventors”) pursuant to which we acquired the following from the Inventors: (i) an exclusive worldwide license to all of the Inventors’ existing and future products and formulations based on Inventek’s proprietary colloidal chemistry technology related to applications in the oil and gas industry; (ii) an exclusive worldwide license right to sell, market and distribute any and all InventeK cleaning products; and (iii) the Inventors’ customer list and customers.  The exclusive licenses referred to in (i) and (ii) above, also include any and all future improvements and modifications to the products and formulations covered by the licenses. The initial term of each license expires May 20, 2039 and also contains five (5) automatic 10-year renewal periods.  In consideration for the exclusive licenses we issued 100,000,000 shares of Common Stock to the Inventors.

In March 2014, we issued 5,200,000 shares of Common Stock to Inventek in connection with their technology in support of our oil and gas well services product line.

In February 2008, we entered into an agreement with Inventek under which Inventek granted us a royalty-free license and exclusivity rights to market, sell and distribute appearance products.  Under the terms of this agreement, we and Inventek agreed to combine resources and work together to formulate and manufacture products to be sold under our brand names.  We purchased inventory from Inventek totaling $93,000 and $201,000 for the years ended June 30, 2015 and 2014, respectively.

Between June 2007 and June 2015, we issued an aggregate of 11,262,050 shares of our Common Stock to Marketiquette. Marketiquette is owned and operated by Jeffrey Loch, who was our President, Chief Marketing Officer and a Director until June 2015, and Carol Loch, his wife.  At the direction of Marketiquette, all of the shares were issued to KeysKwest, LLC, which beneficially owned approximately 3.8% of our outstanding shares as of the October 15, 2015 and whose sole member is Mrs. Loch.  Mr. Loch did not receive any regular cash compensation from us for his services as our officer and/or Director.

In July 2007, we entered into a services agreement, as amended, with Marketiquette under which we pay Marketiquette a monthly retainer of $36,000 as well as commissions from 5%-10% based on net sales it generates. During the year ended June 30, 2014, we issued 1,485,000 restricted shares to Marketiquette for decreasing its monthly retainer and 1,250,000 shares to settle outstanding commissions.  We paid Marketiquette a total of $270,000 and $432,000 for the years ended June 30, 2015 and 2014, respectively, in accordance with the agreement.

In September 2014, we entered into a Confidential Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Techtronics Industries North America Inc. and certain of its wholly-owned subsidiaries (collectively, “TTI”), Galesi Management Corporation (“Galesi”), Walter Raquet (“Raquet”) and FWD, LLC (“FWD”).  Each of Messrs. Galesi and Raquet, and FWD are our affiliates.  Under the Settlement Agreement, TTI sold to FWD for cash consideration (i) 30,600,778 shares of our common stock owned by TTI and its chairman, representing all of the shares of Common Stock owned by TTI and its chairman and (ii) assigned all of its rights and claims arising under their 6% Secured Note, dated January 27, 2012, as amended, in the principal amount of $3,400,000 plus accrued interest held by TTI as well as $1,717,000 of accounts payable and accrued expenses due TTI and any other rights, title or interest against our assets.

In September 2014, we entered into a Loan Extension Agreement with FWD with respect to the $3,400,000 6% Secured Note, plus accrued interest, and a $1,717,000 Promissory Note for past due accounts payable and accrued expenses. Under the Loan Extension Agreement and Promissory Note the maturity date of outstanding balances was extended to April 1, 2016.

In December 2011, we entered into a ten-year limited exclusivity distribution agreement for G-branded products with E&B Green Solutions, L.P. (“E&B”) and a distribution agreement with Green Planet (“Green Planet”).  E&B and Green Planet are members of the Galesi Group, which is owned and controlled by Francesco Galesi. Mr. Galesi beneficially owns approximately 23.5% of our outstanding shares of Common Stock as of the Record Date.  In addition, David Buicko, our Chairman of the Board is the chief operating officer of Galesi Group’s real estate operations.  For the year ended June 30, 2015 and 2014, approximately 2% and 1% of our revenues, respectively, were generated from E&B and Green Planet.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table sets forth certain information with respect to compensation for the fiscal years ended June 30, 2015 and 2014 earned by or paid to: all individuals who served as our principal executive officer during fiscal 2015 and (ii) any other executive officer of the Company whose total salary exceeded $100,000 in fiscal 2015 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)		Option Awards($)(1)	Total($)

Walter Raquet, President and Chief Executive Officer	2015(2)	$-		-	-
Jeffrey Loch, former President	2015(2)	$-		$12,667	$12,667
and Chief Marketing Officer(3)	2014	$-		$192,150	$192,150
Greg D. Adams, former Chief Financial	2015(2)	$200,000	(4)	$109,764	$309,764
Officer and Chief Operating Officer	2014	$200,000	(4)	$144,417	$344,417

(1)	Represents the aggregate grant-date fair value of the awards computed in accordance the Financial Accounting Standards Board (FASB) Accounting Standards Codified Topic 718 ("FASB ASC Topic 718).
(2)
Walter Raquet was appointed Chief Executive Officer on June 16, 2015 and assumed the role of principal financial officer upon the resignation of Greg Adams as our Chief Financial Officer and Chief Operating Officer on July 26, 2015.  He did not receive any regular cash compensation from us in his capacity as an officer or a Director.

(3)
Mr. Loch served as our President (and our principal executive officer) until June 2015.  He did not receive any regular cash compensation from us in his capacity as an officer or a Director.  However, we paid for the services of Marketiquette, a company he, along with his wife, controls.  See “Certain Relationships and Related Party Transactions” above.

(4)	Mr. Adams agreed to defer $50,000 of his base salary and was due $139,000 and $112,000 at June 30, 2015 and 2014, respectively. Mr. Adams resigned on July 26, 2015.

Employment Agreements and Arrangements

Greg Adams, former Chief Financial Officer and Chief Operating Officer

Under Mr. Adams’ employment agreement, as amended, he was entitled to receive a base salary of $200,000.  In the event of termination for any reason other than for “cause,” death or disability or if we did not renew the agreement, Mr. Adams was to receive, in addition to payment of accrued salary and benefits through the date of termination of employment, a severance payment equal to the sum of (i) twenty-four months of his then applicable annual base salary; and (ii) the average of his last two annual cash bonuses, and all stock options held by the executive shall immediately vest and remain exercisable for the lesser of their original term or five years.  Mr. Adams resigned on July 26, 2015, and therefore, is not entitled to any severance under his employment agreement.

 Outstanding Equity Awards

The following table includes certain information with respect to the value of all outstanding equity awards to our Named Executive Officers at June 30, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	STOCK AWARDS
Name	Number of Securities Underlying Unexercised Option (#) Exercisable		Number of Securities Underlying Unexercised Option (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Jeffrey Loch	4,000,000	(1)	-		$0.39	9/16/2020 (5)
	166,667	(2)	333,333	(2)	$0.08	4/30/2024 (5)
Greg D. Adams	750,000	(3)	-		$0.25	3/18/2020
	3,731,250	(4)	-		$0.165	6/4/2022
	83,333	(6)	166,667	(6)	$0.08	4/30/2024
_________________________
(1)	The options were granted on September 16, 2010. As result of his resignation on June 15, 2015, the options expired on September 15, 2015.
(2)
The options were granted on April 30, 2014 and vest in equal annual installments on each of April 30, 2015, 2016 and 2017.  As result of his resignation on June 15, 2015, the options expired on September 15, 2015.

(3)	The options were granted on March 18, 2010. Under the terms of his employment agreement, the options remained exercisable until March 18, 2020.
(4)
The options were granted on June 4, 2012 and vest in equal annual installments on each of June 4, 2013, 2014 and 2015.  Under the terms of his employment agreement, the options remained exercisable until July 26, 2020.

(5)	These options terminated by its own terms as a result of the ending of Mr. Loch’s employment with the Company in June 2015.
(6)
The options were granted on April 30, 2014 and vest in equal annual installments on each of April 30, 2015, 2016 and 2017.  Under the terms of his employment agreement, the options remained exercisable until July 26, 2020.

DIRECTOR COMPENSATION

Our “independent” directors receive the following compensation:

●
A meeting fee of $2,500 and reimbursement for actual out-of-pocket expenses incurred in connection with attending each Board meeting in person. In fiscal year ended June 30, 2015 there were two in-person board meetings.

●
A stock option grant covering 150,000 shares upon his or her election to the Board. The options vest over three years and are exercisable at a price per share equal to the fair market value of the stock on the date of grant. Additionally, on an annual basis, the historical stock option grants for non-affiliated directors are adjusted based on an allocated stock option pool that is 0.5% of the issued and outstanding shares of Common Stock.

The following table presents information relating total compensation for our non-employee directors for the year ended June 30, 2015.

Director Compensation

	Name	Fees Earned or Paid in Cash($)	Option Awards(1)	All Other Compensation	Total

	Humbert Powell	$5,000	$6,967	$-	$11,967
	David Buicko	$5,000	$6,967	$-	$11,967
	Walter Raquet (2)	$5,000	$6,967	$-	$11,967

(1)	Represents the aggregate grant-date fair value of the awards computed in accordance the Financial Accounting Standards Board (FASB) Accounting Standards Codified Topic 718 (“FASB ASC Topic 718.)
(2)
Walter Raquet was appointed Chief Executive Officer on June 16, 2015 and assumed the role of principal financial officer upon the resignation of Greg Adams as our Chief Financial Officer and Chief Operating Officer on July 26, 2015.

 Analysis of Risk Inherent in Our Compensation Policies and Practices

During the fiscal year ended June 30, 2015, the Compensation Committee with the assistance of management conducted a risk assessment of all of our compensation policies and practices.  The Compensation Committee analyzed our compensation policies and practices to ensure that they do not foster risk taking above the level of risk associated with our business model.  Based upon such review, the Compensation Committee concluded that we have balanced pay for performance programs, and our compensation policies and procedures do not motivate imprudent risk taking and are not reasonably likely to have a material adverse effect on us.  This determination is based, in important part, on the fact that all of our compensation awards are capped at reasonable and sustainable levels, as determined by a review of our economic position and prospects, as well as the compensation offered within our peer group and by comparable companies.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or the Compensation Committee.  None of the persons who are members of our Compensation Committee have ever been employed by us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities that are registered pursuant to Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities.  Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  Based solely upon a review of the Forms 3, 4 and 5 (and amendments thereto) furnished to us for the fiscal year ended June 30, 2015, we have determined that our directors, officers and greater-than-10% beneficial owners complied with all applicable Section 16 filing requirements.

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our certificate of incorporation, as amended (the “Charter”), currently authorizes the issuance of up to 500,000,000 shares of Common Stock.  On November 20, 2015, the Board approved an amendment to the Charter that increases the number of authorized shares of Common Stock to 750,000,000 (the “Charter Amendment”).  The Charter Amendment was approved by the Majority Written Consent.

This Charter Amendment revises Article Fourth of the Charter to read as follows:

“FOURTH: The total number of shares of stock which this corporation is authorized to issue is seven hundred and fifty million (750,000,000) shares of common stock with a par value of $0.001 per share.”

The following schedule indicates the number of shares of Common Stock outstanding as of the Record Date and issuable under outstanding options, warrants, convertible securities and employment agreements.

Number of authorized shares of Common Stock:	500,000,000

Less Common Stock outstanding:	306,718,970
Less potentially issuable Common Stock:
Shares underlying Convertible Debenture	134,066,667
Shares underlying outstanding Warrants to purchase Common Stock	32,793,823
Shares underlying issued but unexercised stock options	25,174,062

Shares of Common Stock available for issuance:	1,246,478

The Board believes that the authorization of additional shares of Common Stock is necessary in order to raise additional capital through the sale of stock, which will be necessary as we expect to continue to generate operating losses and to be cash flow negative.  The additional working capital will be used to develop and commercialize various new products and to fund our ongoing operating expenses.  We believe that the increased share authorization will provide us with an ability to: (i) raise funds that will be necessary to develop new products, market existing and new products, (iii) fund potential acquisitions, (iv) meet current working capital requirements through debt and/or equity financings, (v) reserve sufficient shares pursuant to our stock plan, and (vi) pursue other corporate purposes that may be identified by the Board.  The Board will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any future actions.  No further action nor authorization by stockholders would be necessary prior to issuance of the additional shares of Common Stock to be authorized, except as may be required for a particular transaction by our charter or by-laws, applicable law or regulatory agencies, or the rules of any stock exchange on which the Common Stock may then be traded.

The future issuance of shares other than on a pro-rata basis to all stockholders would reduce the proportionate interest in the Company of each stockholder not acquiring additional shares.  The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding.  Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

The Board anticipates that we will issue additional shares of Common Stock and/or warrants to purchase Common Stock in exchange for additional funds.  However, no such arrangements currently exist and we cannot assure you that we will be able to raise additional capital on terms that are satisfactory to us, or if at all.

Although an increase in the authorized shares of Common Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction resulting in the acquisition of one company by another company), the proposed increase in authorized shares is not in response to any effort by any person or group to accumulate our stock or to obtain control of us by any means.  In addition, the proposal is not part of any plan by the Board to recommend or implement a series of anti-takeover measures.

Additional information concerning our capitalization, financial condition and operations can be found in our Annual Report, a copy of which has been furnished with this Information Statement.  Our financial statements and notes thereto for the 2015 fiscal year, together with the information contained in Items 5 and 7 of our Annual Report are incorporated into this Information Statement by reference.

As soon as practicable after twenty (20) calendar days from the mailing of the Information Statement to our stockholders, we intend to file the Charter Amendment with the Delaware Secretary of State.  A copy of the proposed Charter Amendment is attached as Appendix A to this Information Statement.

*     *     *     *     *

ADVISORY APPROVAL OF THE APPOINTMENT

OF INDEPENDENT AUDITORS

Friedman LLP (“Friedman”) has been our independent auditor since 2008.  Their audit report appears in our Annual Report, a copy of which is being furnished together with this Information Statement.  A representative of Friedman will be available via telephone during the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Selection of the independent auditors is not required to be submitted to a vote of our stockholders for ratification.  In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors.  Although the Audit Committee has not made any determination with respect to our 2016 fiscal year, the Board believes that, as a matter of good corporate practice, it is advisable to ask stockholders to approve on an advisory basis only Friedman’s appointment to audit our financial statement for the fiscal year ending June 30, 2016.  On the Record Date, stockholders by Majority Written Consent approved Friedman’s appointment to audit our financial statement for the fiscal year ending June 30, 2016 on an advisory basis.  The Audit Committee will take this into consideration when deciding whether to retain Friedman, and may retain that firm or another without re-submitting the matter to the stockholders.  The Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in our and our stockholders’ best interest.

*     *     *     *     *

REPORT OF THE AUDIT COMMITTEE TO THE BOARD

The Audit Committee is responsible for providing oversight of our accounting and financial reporting functions.  The Board appoints the Audit Committee and its chairman annually, with the committee consisting of at least two directors.  The Audit Committee operates under a formal charter, which is available on our website at http://www.getg.com and by clicking on the Investor Relations section then going to the “Corporate Governance” link.  The Audit Committee charter sets forth in detail the duties and responsibilities of the Audit Committee.

The Audit Committee received the written disclosures and the letter from Friedman, our independent registered public accounting firm, that are required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T.  The disclosures described our relationships and fee arrangements with Friedman.  Consistent with Independence Standards Board Standard No. 1 and the rules and regulations of the SEC, the Audit Committee considered whether the provision of non-audit services by the independent registered public accounting firm to us for the fiscal year ended June 30, 2015 is compatible with maintaining Friedman’s independence and has discussed with Friedman the firm’s status as our “independent auditors”.

Management is responsible for our financial reporting process including our system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles.  Our independent registered public accounting firm is responsible for auditing those financial statements and issuing a report thereon.

The Audit Committee reviewed and discussed with Friedman the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vo. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee reviewed and discussed with management and Friedman our audited financial statements for the fiscal year ended June 30, 2015.

Based on the above-mentioned reviews and discussions with management and Friedman the Audit Committee, exercising its business judgment, recommended to the Board that our audited financial statements be included in the Annual Report for filing with the SEC.

This report is submitted on behalf of the members of the Audit Committee:

David Buicko, Chairman
Walter Raquet

PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES

The aggregate fees billed by Friedman, our principal accounting firm, for the fiscal years ended June 30, 2015 and 2014, are as follows:

	2015	2014
Audit fees (1)	$82,500	$90,000
Audit-related fees	--	--
Total audit and audit-related fees	$82,500	$90,000
Tax fees	$12,500	$15,000
All other fees	--	--
Total fees	$95,000	$105,000
_________________________
(1)
Includes $30,000 and $47,000 of fees billed for services rendered in connection with their review of our quarterly reports on Form 10-Q, for the fiscal years ended June 30, 2015 and 2014, respectively.

_________________________

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by our independent auditors before they are engaged to render these services.  The Audit Committee may consult with management in the decision-making process but may not delegate this authority to management.  The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting.

ANNUAL REPORT TO STOCKHOLDERS

We have enclosed our Annual Report, as filed with the SEC, with this Information Statement.  The Annual Report includes our audited financial statements for the fiscal year ended June 30, 2015, along with other financial information and management discussion about us, which we urge you to read carefully.

You can also obtain, free of charge, a copy of our Annual Report and other periodic filings we make with the SEC by:

●	accessing the Investor Relations section of our website at http://www.getg.com and clicking on the “SEC Filings” link;

●	writing to:

Green Earth Technologies, Inc. – Investor Relations
PO Box 4644,
Greenwich, Connecticut 06831; or

●	telephoning us at: (203) 918-1894.

Other Information

The expenses of preparing and mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at:

Green Earth Technologies, Inc. – Investor Relations
PO Box 4644,
Greenwich, Connecticut 06831

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single information statement and annual report addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  Some brokers household materials and annual reports, delivering a single information statement and annual report to multiple stockholders sharing an address.  Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If at any time you no longer wish to participate in householding and would prefer to receive a separate information statement and annual report, please notify your broker.  If you would like to receive a separate copy of this year’s information statement or annual report from us directly, please contact us by:

● writing to:

Green Earth Technologies, Inc. – Investor Relations
PO Box 4644,
Greenwich, Connecticut 06831; or

● telephoning us at: (203) 918-1894.

* * * * * * *
Important Notice Regarding Internet Availability of Materials for the Annual Meeting to Be Held on Tuesday, January 26, 2016:

The materials for the Annual Meeting, including the Annual Report and the Information Statement are available at http://www.getg.com

* * * * * * *

Dated: December 11, 2015
By Order of the Board of Directors,

/s/ David Buicko
David Buicko,
Chairman of the Board

APPENDIX A

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
GREEN EARTH TECHNOLOGIES, INC.

Green Earth Technologies, Inc. (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.  The name of the corporation is Green Earth Technologies, Inc.

2.  The certificate of incorporation of the corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article FOURTH:

“The total number of shares of stock which this corporation is authorized to issue is seven hundred fifty million (750,000,000) shares of common stock with a par value of $0.001 per share.”

3.  The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Executed on this      day of                         , 20     .

Title of authorized officer

A-1